UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 3, 2023

(Date of earliest event reported)

ELYS GAME TECHNOLOGY, CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39170	33-0823179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of principal executive offices)

1-561-838-3325

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELYS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 3, 2023, the Company entered into an agreement with third parties to begin analyzing short selling in the Company’s securities.

The SEC adopted the “Naked” Short Selling Antifraud Rule to address fails to deliver on securities that have been associated with naked short selling. The rule further addresses the liability of short sellers, including broker-dealers acting for their own accounts, who deceive specified persons about their intention or ability to deliver securities in time for settlement (including persons that deceive their broker-dealer about their locate source or ownership of shares) and that fail to deliver securities by settlement date.

As defined in Rule 203(c)(6) of Regulation SHO, a “threshold security” is any equity security of any issuer that is registered under Section 12 of the Exchange Act, or that is required to file reports under Section 15(d) of the Exchange Act (commonly referred to as reporting securities), where for five consecutive settlement days:

1.	There are aggregate fails to deliver at a registered clearing agency of 10,000 shares or more per security;

2.	The level of fails is equal to at least one-half of one percent of the issuer’s total shares outstanding; and

3.	The security is included on a list published by a self-regulatory organization (SRO).

In September 2021 and again in recent weeks, the Company’s shares have been reported under Regulation SHO Threshold Security List for several days. The Company has also taken steps to establish an oversight team and engage legal counsel to address concerns related to excessive short selling of the Company’s shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023	ELYS GAME TECHNOLOGY, CORP.

	By:	/s/ Michele Ciavarella
	Name:	Michele Ciavarella
	Title:	Executive Chairman